UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 12, 2013, the holders of the Class B Common Stock and Series 1999-A Cumulative Exchangeable Preferred Stock (“Series 1999-A Preferred Stock”) of Regions Asset Management Company, Inc. (“RAMCO”), a subsidiary of Regions Bank, approved the voluntary liquidation and dissolution of RAMCO, including the cessation of its operations and distribution of its assets, less any amounts due to settle all claims and obligations of RAMCO, in accordance with the laws of the State of Alabama, its governing documents and the plan of liquidation and dissolution. RAMCO filed Articles of Dissolution with the State of Alabama on August 14, 2013 and will as promptly as possible make the final liquidation payments to its stockholders, including the holders of outstanding shares of Series 1999-A Preferred Stock, who will receive a liquidating distribution of $1,250 per share of Series 1999-A Preferred Stock, plus accrued and unpaid dividends through the effective date of the dissolution in the amount of $3.67 per share.

In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: August 14, 2013